COMPANY OVERVIEW PRESENTATION | MAY 2019

TABLE OF CONTENTS History and Business Overview…......................................……………..………………….………………….........................................................................… 4 Business Model ……………....…...........................……………..………………….……….................................................……………..................….. 13 Business Segment Overviews …..………...........................……………..………………….……………......……….................................... 21 Rail North America ............……………..………...........................……………..………………….………………..............................................……. 27 Rail International ……………...........................……………..………...........................……………..………………….………………….....................…… 43 Portfolio Management ............……………..………...........................……………..………………….………………….....................................… 53 American Steamship Company .......................………...........................……………..………………….……………….............…….…… 59 Financial Highlights ……………...........................……………..………...........................……………..………………….………………...............……… 63 Reconciliation of Non-GAAP Measures .....................……………..……….............…………..………………….………………..…… 68 2

FORWARD-LOOKING STATEMENTS Statements in this Presentation not based on historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and, accordingly, involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance, or achievements to differ materially from those discussed. These include statements as to our future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects, or future events. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” ”outlook,” “continue,” “likely,” “will,” “would”, and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made, and are not guarantees of future performance. We do not undertake any obligation to publicly update or revise these forward-looking statements. The following factors, in addition to those discussed in our other filings with the SEC, including our Form 10-K for the year ended December 31, 2018 and subsequent reports on Form 10-Q, could cause actual results to differ materially from our current expectations expressed in forward-looking statements: . exposure to damages, fines, criminal and civil penalties, and reputational harm arising . reduced opportunities to generate asset remarketing income from a negative outcome in litigation, including claims arising from an accident involving . operational and financial risks related to our affiliate investments, including the Rolls-Royce & Partners Finance our railcars joint ventures (collectively the "RRPF affiliates") . inability to maintain our assets on lease at satisfactory rates due to oversupply of . fluctuations in foreign exchange rates railcars in the market or other changes in supply and demand . failure to successfully negotiate collective bargaining agreements with the unions representing a substantial . a significant decline in customer demand for our railcars or other assets or services, portion of our employees including as a result of: . asset impairment charges we may be required to recognize ◻ weak macroeconomic conditions . deterioration of conditions in the capital markets, reductions in our credit ratings, or increases in our financing ◻ weak market conditions in our customers' businesses costs ◻ declines in harvest or production volumes . Uncertainty relating to the LIBOR calculation process and potential phasing out of LIBOR after 2021 ◻ adverse changes in the price of, or demand for, commodities . competitive factors in our primary markets, including competitors with a significantly lower cost of capital than ◻ changes in railroad operations or efficiency GATX ◻ changes in supply chains . risks related to our international operations and expansion into new geographic markets, including the ◻ availability of pipelines, trucks, and other alternative modes of transportation imposition of new or additional tariffs, quotas, or trade barriers ◻ other operational or commercial needs or decisions of our customers . changes in, or failure to comply with, laws, rules, and regulations . higher costs associated with increased railcar assignments following non-renewal of . inability to obtain cost-effective insurance leases, customer defaults, and compliance maintenance programs or other maintenance . environmental remediation costs initiatives . inadequate allowances to cover credit losses in our portfolio . events having an adverse impact on assets, customers, or regions where we have a . inability to maintain and secure our information technology infrastructure from cybersecurity threats and concentrated investment exposure related disruption of our business . financial and operational risks associated with long-term railcar purchase commitments, including increased costs due to tariffs or trade disputes 3

121 HISTORY AND YEARS OF BUSINESS OVERVIEW EXPERIENCE 4

GATX’S 121-YEAR HISTORY 1898 Established as railcar lessor with 28 railcars 1919 Initiated quarterly dividend 1936 Began rail investment in Canada 1973 Acquired American Steamship Company (ASC) 1985 Began locomotive investment 1994 Began rail investment in Europe & Mexico 1998 Formed Rolls-Royce Partners and Finance (RRPF) Affiliates 2012 & 2013 Began rail investments in India and Russia 2019 $8.0 billion* in assets and approximately 148,000 wholly owned railcars worldwide *Assets on- and off-balance sheet as of 12/31/2018 5

DISCIPLINED AND PROVEN We strive to be recognized as the finest railcar leasing VISION company in the world by our customers, our shareholders, our employees and the communities where we operate. FOCUSED DISCIPLINED PROVEN BUSINESS CAPITAL ALLOCATION RETURNS TO STRATEGY SHAREHOLDERS 6

CAPITAL ALLOCATION FRAMEWORK PRIORITY 1 . Invest in core, service-intensive assets to maximize shareholder value . $9.4 billion* of investments over the period shown INVESTMENT VOLUME $1,031 $943 $860 $763 $781 $770 $715 $634 $615 $621 $603 $585 $480 $ $ MILLIONS 2006 2008 2010 2012 2014 2016 2018 *Investment Volume and Non-cash Items As of 12/31/2018 7

CAPITAL ALLOCATION FRAMEWORK PRIORITY 2 . Optimize the balance sheet . Maintain a solid investment grade rating of BBB/Baa2 . Maintain capacity for opportunistic investments LEVERAGE & REDUCTION OF SECURED ASSETS 6.0x 50% 45% 5.0x 40% 4.0x 35% 30% 3.0x 25% 20% 2.0x 15% 1.0x 10% 5% 0.0x 0% 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 Recourse Debt/Equity % of Assets that are Secured *Total Recourse Debt = On-Balance Sheet Recourse Debt + Off-Balance Sheet Recourse Debt + Capital Lease Obligations + Commercial Paper and As of 12/31/2018 Bank Credit Facilities, Net of Unrestricted Cash 8

CAPITAL ALLOCATION FRAMEWORK PRIORITY 3 . In lockstep with Priorities 1 and 2, return excess cash to shareholders . Over the period shown below, $1.8 billion returned to shareholders CASH RETURNED TO SHAREHOLDERS $2,000 $1,800 $1,600 $1,400 $1,200 $1,000 $ $ MILLIONS $800 $600 $400 $200 $0 2006 2008 2010 2012 2014 2016 2018 Cumulative Dividends Cumulative Share Repurchase As of 12/31/2018 9

GATX FINANCIAL HIGHLIGHTS EPS* $5.77 $5.37 $5.22 $4.48 $4.70 $3.50 $2.81 $2.01 $1.59 2010 2011 2012 2013 2014 2015 2016 2017 2018 ROE INVESTMENT VOLUME 18% 18% $1,031 $943 15% 14% $860 13% 13% $770 $715 11% $585 $615 $621 $603 9% 7% $ $ MILLIONS 2010 2011 2012 2013 2014 2015 2016 2017 2018 2010 2011 2012 2013 2014 2015 2016 2017 2018 *Graph displays Diluted EPS Diluted EPS & ROE exclude Tax Adjustments and Other Items. See Reconciliation of Non-GAAP Measures. 10

GATX TODAY – BUSINESS SEGMENTS RAIL NORTH AMERICA NET BOOK VALUE OF ASSETS . Premier railcar lessor . Diversified fleet of approximately 122,000 wholly owned railcars 1% and more than 650 locomotives . Strong customer credit quality, diversification in car types and 4% commodities carried 8% . Over $2.9 billion in committed lease receipts RAIL INTERNATIONAL . GATX Rail Europe (GRE) is a leading European tank 17% car lessor with over 23,000 railcars . Strong customer credit quality, diversification in car types, geography and commodities carried . Largest railcar lessor in India PORTFOLIO MANAGEMENT 70% . RRPF is the largest lessor of Rolls-Royce aircraft spare engines worldwide . $4.4 billion of operating assets in the RRPF affiliates . Over $2.9 billion of committed lease receipts at the RRPF affiliates $8.0 billion NBV* AMERICAN STEAMSHIP COMPANY 70% Rail North America . Largest US-flagged vessel operator on the Great Lakes 17% Rail International . Operates a fleet of efficient self-unloading ships 8% Portfolio Management . Exceptional safety record and leader in Great Lakes environmental matters 4% ASC 1% Other *Assets on- and off-balance sheet as of 12/31/2018 As of 12/31/2018 11

GATX’S STRONG GLOBAL PRESENCE GATX own approximately 148,000 railcars, over 650 locomotives, 11 vessels on the Great Lakes and has an interest in more than 450 aircraft spare engines. GATX Headquarters (Chicago, IL) American Steamship Company Headquarters (Williamsville, New York) Rolls-Royce & Partners Finance Headquarters (London, England) Major Business Office (excludes sales offices) Major Maintenance Facility (excludes field repair centers, customer site locations, & mobile units) GATX Rail Operations Footprint (Map excludes leasing footprint for RRPF) 12

121 BUSINESS MODEL YEARS OF EXPERIENCE 13

STRAIGHTFORWARD AND PROVEN BUSINESS MODEL BUY LEASE SERVICE MAXIMIZE the railcar at an the railcar to a the railcar in a manner the value of the economically attractive quality customer at that maximizes safety, railcar by selling or and competitively an attractive rate for in-use time and scrapping at the advantaged price a term that reflects customer satisfaction optimal time the business cycle 14

BUSINESS MODEL: BUY

DISCIPLINED INVESTMENT APPROACH

GATX recognizes that railcars are long-lived assets and that each investment is measured over decades

GATX avoids chasing short-term, unsustainable market trends

COMPETITIVE ASSET COST

GATX achieves lower new car cost by placing large orders at appropriate points in the business cycle

GATX focuses on achieving economically attractive and competitively advantaged new car costs

GATX ADVANTAGE

OPPORTUNISTIC INVESTMENT

GATX consistently identifies attractive opportunities across the business cycle

GATX acquires railcars in the secondary market in North America, Europe, and India on an opportunistic basis

EXPERIENCED INTERNAL CAPABILITIES

GATX's engineering team customizes railcar specifications to meet customer needs

GATX's quality team performs car inspections and quality control during the manufacturing process


GATX NORTH AMERICAN RAIL ACQUISITION SOURCE
$ MILLIONS
$800
$700
$600
$500
$400
$300
$200
$100
$0
2012 2013 2014 2015 2016 2017 2018
Committed Order
Secondary Market
Spot

As of 12/31/2018

15

BUSINESS MODEL: BUY Railcar Supply Strategy GATX’S STRATEGY IS TO SECURE RAILCARS FROM A VARIETY OF SOURCES AS OPPOSED TO ALSO BEING A RAILCAR MANUFACTURER; COMBINING RAILCAR MANUFACTURING WITH A RAILCAR LEASING BUSINESS: . Adds significant volatility leading to a higher cost of capital . Can result in poor asset allocation within the lease fleet as cars are added simply to optimize the manufacturing line GATX’S SOURCES OF RAILCAR SUPPLY . Large, multi-year orders for new cars from manufacturers during the down cycle . Spot orders for new cars to meet specific customer demand . Fleet acquisitions of existing cars from other lessors and customers BENEFITS OF RAILCAR SUPPLY STRATEGY . Access to attractively priced railcars . Ability to grow our high quality fleet and reliably meet customer demand 16

BUSINESS MODEL: LEASE Customers prefer GATX because of its diverse fleet, technical expertise to meet unique needs and superior ongoing service; This results in high fleet utilization and strong lease renewal success CAR AVAILABILITY DELIVERY . Utilize multi-year committed orders with . Develop lease structures that fit railcar manufacturers to maintain a steady customers’ needs stream of new car deliveries . New Car Inspection Group ensures . Meet customers’ demands with large, railcars meet GATX and customers’ diverse fleet specifications before acceptance CUSTOMER VALUE TIME IN-SERVICE CUSTOMER SERVICE . Assure maintenance capacity for railcar . Responsive service representatives repairs . Reduce administrative burden of railcar . Minimize railcar issues and unexpected operations and handle complicated situations downtime for our customers . Assist customers in managing complex railcar . MyGATXRail.com provides customer self-service, regulatory environment allowing instant access to fleet information 17

BUSINESS MODEL: SERVICE

GATX has built a strong market position by focusing on full-service leasing in North America and Europe.



MAINTENANCE

- Customers rely on GATX to manage the complex process of maintaining railcars
- Extensive maintenance network: more than 20 maintenance locations in North America and Europe
- In 2018, GATX performed an aggregate of approximately 60,000 maintenance events in its owned and third-party maintenance network in North America and Europe



ENGINEERING

- GATX's engineering team consists of mechanical, structural, and chemical engineers
- GATX's engineers tailor railcar solutions to meet customers' needs, taking into consideration commodity carried, location, and layout of facilities
- Develop railcar modification programs


GATX
CLASSROOM

TRAINING

- GATX provides important training to customers and first responders
- GATX offers training at its headquarters, at customer sites, and through its TankTrainer™ mobile classroom



TECHNOLOGY

- MyGATXRail.com provides real-time fleet management capability and maintenance data to customers
- Shop Portal provides GATX personnel with state-of-the-art technology for car inspection, maintenance instructions and reporting in real-time from the shop floor



REGULATORY

- As a full-service railcar lessor, GATX takes an active leadership role in the complex regulatory landscape
- GATX leads several industry groups and agencies in North America and Europe

As of 4/15/2019

18

GATX

GATX RAIL NORTH AMERICA: FLEET OPTIMIZATION

GATX's fleet of well-maintained modern railcars, leased to quality customers, allows us to realize significant remarketing income when we decide to sell cars in the secondary market. We also generate scrapping gains at the end of a railcar's useful life.

REMARKETING INCOME *(Income from sale of owned assets)*

- Capitalize on market peaks
- Helps to maintain a diversified, high-performing railcar fleet
- Over the last 11 years, GATX Rail North America generated an average of approximately $40 million of remarketing income per year

Rail North America	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
Approximate # of railcars sold	2,800	700	1,400	1,800	2,000	3,700	2,700	3,900	2,700	1,600	3,200
Remarketing income ($ millions)	$31.4	$13.8	$17.4	$27.4	$45.7	$54.5	$62.6	$67.4	$46.3	$44.6	$66.1

SCRAPPING GAINS

- GATX typically realizes gains when railcars are scrapped at the end of their useful lives
- Over the last 11 years, GATX Rail North America and Rail International generated an average of approximately $16 million of scrapping gains per year

Rail North America and Rail International	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
Approximate # of railcars scrapped	4,300	4,400	3,700	3,700	2,700	3,100	3,200	2,600	3,900	4,800	3,400
Scrapping gains ($ millions)	$29.4	$9.7	$18.0	$27.0	$19.2	$20.7	$16.1	$9.5	$3.2	$8.5	$14.5

19

GATX

BUSINESS MODEL: SUMMARY Attractive economic returns in railcar leasing are driven by: . Access to efficiently priced capital and appropriate financial leverage . Acquiring the right railcars at the right time at the right price . Fleet diversification across railcar types, commodities carried, and customers served . Continuous fleet optimization through secondary market purchases and sales . Superior sales, customer service, engineering, and maintenance efforts . A commitment to safety 20

121 BUSINESS SEGMENT YEARS OF OVERVIEW EXPERIENCE 21

GATX RAIL NORTH AMERICA OVERVIEW 2018 OVERVIEW INDUSTRIES SERVED UTILIZATION* WHOLLY OWNED FLEET COUNT 100% 99% 99% 122,000 10% CAR TYPE COUNT 7% 26% 98% 160+ 98% AVERAGE FLEET AGE 96% 20 Years 13% 96% LOCOMOTIVE COUNT 94% 650+ NUMBER OF CUSTOMERS 24% 20% 92% 850+ 91% COUNTRIES OF OPERATIONS 90% US, Canada, & Mexico 26% Chemicals 13% Food & 90% 24% Refiners & Agriculture Other 7% Mining, 88% Petroleum Minerals & 20% Railroads Aggregates & Other 10% Other 86% Transports 2000 2002 2004 2006 2008 2010 2012 2014 2016 2018 Based on 2018 Rail North America Revenue *Excludes boxcar fleet As of 12/31/2018 22

GATX ACTIVELY MANAGES THROUGH CYCLES GATX proactively manages changing market conditions by utilizing our strong customer relationships and diversity of our fleet to adjust rate and term. STRONG MARKET WEAK MARKET STRONG MARKET WEAK MARKET 70 67 63 66 50% 60 62 40% 60 54 39% 30% 50 45 35% 41 32% 20% 26% 38 MONTHS 35 7% 40 32 33 10% 14% 30 0% 5% -16% -10% 20 -11% -20% 10 -20% -10% -30% -28% 0 -40% 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 Renewal Lease Term (left axis) Lease Price Index (right axis) 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019* Approximate # of railcars scheduled 20,000 17,500 15,000 17,000 21,000 20,000 21,000 20,000 17,000 12,500 15,100 13,900 17,800 for renewal** Renewal Success** 73% 60% 54% 62% 77% 82% 81% 86% 81% 67% 75% 83% N/A Rate Utilization** 98% 98% 96% 97% 98% 98% 99% 99% 99% 99% 98% 99% N/A *As of 12/31/2018 **Excludes boxcar fleet LPI = Lease Price Index: The average renewal lease rate change is reported as the percentage change between the average renewal lease rate and the average expiring lease rate, weighted by GATX’s North American fleet composition (excluding boxcars). Renewal Success Rate: The percentage of expiring leases that were renewed with the existing lessee. 23

GATX RAIL INTERNATIONAL OVERVIEW 2018 OVERVIEW INDUSTRIES SERVED BY GRE GRE FLEET UTILIZATION FLEET COUNT 5% 100% 23,000+ in Europe (GRE) 99% 99% 2,400+ in India and Russia 13% 98% CAR TYPE COUNT 97% 97% 97% 97% 97% 35+ 96% AVERAGE FLEET AGE (GRE) 96% 96% 95% 18 Years 55% 95% 95% 27% 94% NUMBER OF CUSTOMERS 220+ 93% 92% MAJOR COUNTRIES OF OPERATIONS 91% Germany, Poland, Austria, 55% Refiners 13% Railroads 90% Switzerland, The Netherlands, & Other & Other 2006 2008 2010 2012 2014 2016 2018 Czech Republic, Hungary Petroleum Transports As of 12/31/2018 27% Mining, 5% Other Minerals & Aggregates, Chemistry Based on 2018 GRE Revenue As of 12/31/2018 24

PORTFOLIO MANAGEMENT OVERVIEW 2018 RRPF OVERVIEW OWNED PORTFOLIO RRPF ENGINE TYPES 3% SPARE ENGINE COUNT 450+ 10% AVERAGE FLEET AGE 5% 21% 11 Years 31% 10% RRPF JV PRE-TAX INCOME (GATX’s SHARE) 11% $100 76% 11% 22% $80 $60 76% Aircraft Spare Engine 31% Trent XWB (A350) 10% V2500 (A320) 22% Trent 700 (A330) 5% Trent 800 (B777) Leasing Affiliates (RRPF) $ MILLIONS $40 21% Marine Equipment 11% Trent 900 (A380) 10% Other 11% Trent 1000 (B787) 3% Other $20 Based on NBV of approximately $4.4 billion; $606.8 million NBV as of 12/31/2018 100% of RRPF’s portfolio as of 12/31/18 $0 2000 2002 2004 2006 2008 2010 2012 2014 2016 2018 25

AMERICAN STEAMSHIP COMPANY OVERVIEW 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 Total Net Tons Carried 37.2 37.3 35.7 21.2 28.0 28.4 29.7 28.8 30.5 26.5 25.4 27.8 26.2 by ASC (in millions) ASC Vessels Operated 18 18 18 12 13 14 14 13 15 13 11 12 11 ASC COMMODITIES CARRIED 2% FLEET SIZE 11 16% AVERAGE FLEET AGE 41 Years CUSTOMER BASE 20+ 27% 55% MAJOR COMMODITIES CARRIED Iron Ore, Coal and Limestone 55% Iron Ore 16% Limestone 27% Coal 2% Other Based on 2018 ASC volume 26

RAIL NORTH AMERICA 27

NORTH AMERICA – INDUSTRY RAILCAR OWNERSHIP Approximately 1.6 million railcars NORTH AMERICAN FLEET RAILROADS (18%) LESSORS (54%) BY CAR TYPE . Ownership of railcars has been . Shift from railroad- and shipper- declining owned railcars to lessor market 5% . Virtually no tank car ownership due share 7% to complexities and regulations . Lessors dominate the tank car 8% . Focus of capital investment segment due to complex 34% on infrastructure services and compliance requirements 18% 21% 18% 54% 25% SHIPPERS (18%) 10% TTX (10%) . Shipper market share has . Fleet is predominantly focused 34% Covered Hopper been relatively constant since on intermodal, flat cars, and 25% Tank 2008 at ~18% boxcars 21% Open Top 8% Flat . Alternative focus of capital on . Overall market share has core business versus railcar remained steady since 2008 7% Boxcar investments at ~10% of the North 5% Intermodal American fleet Approximately 1.6 million railcars UMLER as of January 2019 28

NORTH AMERICA – TANK & FREIGHT INDUSTRY OWNERSHIP RAILCARS BY TYPE TANK CAR OWNERSHIP SHARE (Based on approximately 1.6 million railcars) 19% 5% 81% Lessor 7% 19% Shipper/Other 25% <1% Railroad 8% Based on approximately 410,000 tank cars 81% 21% FREIGHT CAR OWNERSHIP SHARE 34% 13% 45% Lessor 18% 45% 24% Railroad 25% Tank 8% Flatcar 18% Shipper/Other 34% Covered Hopper 7% Boxcar 13% TTX 21% Open Top 5% Intermodal Based on approximately 1.2 million 24% freight cars UMLER as of January 2019 29

NORTH AMERICA – LESSOR MARKET SHARE LESSOR OWNERSHIP SHARE TANK CAR LESSOR OWNERSHIP SHARE (Based on approximately 876,000 lessor-owned railcars) 2% 10% 18% 18% GATX 8% 36% Union Tank Car 14% 17% Trinity 23% 9% 9% CIT 8% SMBC 2% Wells Fargo Rail 17% 36% 16% 10% Other 6% Based on approximately 332,000 lessor-owned tank cars FREIGHT CAR LESSOR OWNERSHIP SHARE 13% 15% 9% 9% GATX 13% 26% Wells Fargo Rail 32% 15% CIT 11% Trinity 14% GATX 13% Trinity 26% 5% SMBC 16% Wells Fargo Rail 6% SMBC 2% Union Tank Car 15% Union Tank Car 23% Other 13% CIT 2% 32% Other 15% Based on approximately 544,000 5% 11% lessor-owned freight cars UMLER as of January 2019 30

NORTH AMERICA – INDUSTRY SHIPMENTS & CARLOADINGS INDUSTRY SHIPMENT COMPOSITION (Based on 2018 carloads of approximately 17.9 million) CARLOADS ORIGINATED (United States and Canada) 22 23% 28% 21.2 20.9 21 3% 20 19.4 6% 6% 19 MILLIONS 17.9 14% 18 13% 17.5 5% 17.1 17 16.9 2% 28% Coal & Coke 14% Farm Products 16 6% Petroleum Products 6% Auto 2004 2006 2008 2010 2012 2014 2016 2018 13% Chemical 3% Metals 5% Forest & Paper Products 23% All Other 2% Food / Kindred Association of American Railroads as of 12/31/2018 31

NORTH AMERICA – INDUSTRY BACKLOG INDUSTRY BACKLOGS 160,000 . Cyclicality of the industry is illustrated 140,000 by the backlog of orders at the railcar manufacturers 120,000 . The 2013 and 2014 spike in tank car 100,000 backlog was primarily due to the crude/ 80,000 fracking boom . Backlogs have 60,000 moderated post-crude boom but remain high relative to history and 40,000 relative to carload demand 20,000 ’99 ’00 ’01 ’02 ’03 ’04 ’05 ’06 ’07 ’08 ’09 ’10 ’11 ’12 ’13 ‘14 ’15 ’16 ’17 ’18 Number of Tank Number of Freight Railway Supply Institute as of January 2019 32

GATX RAIL NORTH AMERICA KEY ATTRIBUTES Diverse Customer Diverse Fleet Portfolio Continuous investment in approximately 160 car types Strong credit profiles serving over 500 commodities Extensive Training and Maintenance Network Regulatory Expertise Highly competitive quality, delivery times, cost metrics and Focus on engineering, a commitment to safety technology and other services 33

GATX RAIL NORTH AMERICA: DIVERSE CUSTOMER PORTFOLIO CREDIT RATINGS OF TOP 50 CUSTOMER FAMILIES Largest GATX serves more customer represents 18% than less than 6.0% 850 individual of total lease 30% customers revenue 14% Average Top 20 customers relationship tenure account for 38% of top ten customers 36% of lease is 41 years revenue 30% AAA, AA, & A 38% BBB 14% BB or < 18% Private / Not Rated 12/31/2018 Customer families sometimes include more than one customer account; the S&P or equivalent ratings noted generally reflect the credit quality of the rated parent entity. Lease obligations of subsidiaries are not necessarily guaranteed by the rated parent entity. 34

GATX RAIL NORTH AMERICA: DIVERSE FLEET

	CAR TYPE	COMMODITIES CARRIED	% OF FLEET	% OF NBV
TANK CARS	General Service Tank Cars: 20k-25k gallon	Liquid fertilizers, Fuel oils, Asphalt, Food-grade oils, Chemicals (styrene, glycols, etc.)	15.1%	14.0%
	General Service Tank Cars: >25k gallon	Ethanol & methanol, Food-grade oils, Lubricating oils, Light chemicals, Light petroleum products (crude oil, fuel oils, diesels, gasoline, etc.)	14.3%	19.8%
	High-Pressure Tank Cars	LPG, VCM, Propylene, Carbon dioxide	10.0%	12.1%
	General Service Tank Cars: 13k-19k gallon	Molten sulfur, Clay slurry, Caustic soda, Corn syrup	5.2%	4.6%
	Other Specialty Tank Cars	Acids (sulfuric, hydrochloric, phosphoric, acetic, nitric, etc.), Coal tar pitch, Specialty Chemicals	5.1%	4.8%
	Total Tank		49.7%	55.3%
FREIGHT CARS	Boxcars	Paper products, Lumber, Canned goods, Food and beverages	13.4%	6.2%
	Open-top Cars	Aggregates, Coal, Coke, Woodchips, Scrap metal, Steel coils	7.3%	7.1%
	Gravity Covered Hoppers: >4k cubic feet	Grain, Sugar, Fertilizer, Potash, Lime, Soda ash, Bentonite	11.3%	11.8%
	Pneumatic Covered Hoppers	Plastic pellets	5.9%	3.6%
	Gravity Covered Hoppers: <4k cubic feet	Sand, Cement, Roofing granules, Fly ash, Dry chemicals	4.4%	4.9%
	Pressure Differential Covered Hoppers	Flour, Corn starch, Mineral powder, Lime, Clay, Cement	2.4%	2.2%
	Other	Flat cars (lumber and steel), Intermodal (containerized goods), Automotive (finished vehicles)	5.6%	8.9%
	Total Freight		50.3%	44.7%

As of 12/31/2018

35

GATX

GATX RAIL NORTH AMERICA: CONTINUOUS INVESTMENT $6.0 130 Car count increased 8% $5.7 Assets increased 36% 120 $5.5 $5.4 $5.2 $5.1 110 $5.0 $5.0 100 $4.6 $4.5 $4.5 $4.4 90 $4.2 $4.2 $4.1 80 ASSETS IN $ $ BILLIONS IN ASSETS $4.0 RAILCARS IN THOUSANDS IN RAILCARS 70 $3.5 60 $3.0 50 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 Assets Railcars *Assets include on- and off-balance sheet 36

GATX RAIL NORTH AMERICA: MAINTENANCE NETWORK GATX is known for its integrity, safety, and quality of our operations and superior execution. EXTENSIVE MAINTENANCE NETWORK CUSTOMERS RELY ON GATX MAINTENANCE . Eight maintenance facilities . In 2018, GATX Rail North America performed approximately 55,000 maintenance events in its . Seven locations with mobile units owned and third-party maintenance network . Five customer site locations . Using Continuous Improvement, we identify and . Third-party maintenance facilities evaluate opportunities to increase maintenance efficiency to minimize the time our customers are without their railcars Services range from routine maintenance and regulatory programs to car modifications and rebuilds, including: All mechanical repairs, interior cleaning, interior/exterior blasting, interior/exterior coatings, valve maintenance and qualification, and more. As of 4/15/2019 37

GATX RAIL NORTH AMERICA: TRAINING & REGULATORY EXPERTISE 2005 First railcar lessor to achieve Partner certification 2010 First railcar lessor to be named Responsible Care Partner of the Year 2017 Repeat recipient of the Responsible Care Partner of the Year 38

GATX RAIL NORTH AMERICA: REGULATORY ENVIRONMENT PARTICIPATION DEEP KNOWLEDGE ON INDUSTRY REGULATIONS TANK QUALIFICATION INTERVAL EXTENSION GATX is the only tank car owner to get FROM FRA/Transport Canada approval to extend 10 to 15 first tank qualification inspection from 10 to YEARS 15 years for general service tank cars. REFLECTORIZATION OBJECTIVE Nearly 125,000 Railcars Due Initial Reflector. Fast response and mobilization of GATX OUR EMPLOYEES ARE ACTIVELY resources to address INVOLVED IN NUMEROUS REGULATORY industry-wide issue. COMMITTEES AND TRADE AND SUPPLIER ASSOCIATIONS. 39

GATX RAIL NORTH AMERICA: ENGINEERING EXPERTISE

GATX's engineering team, including experienced mechanical, structural, and chemical engineers, communicates regularly with customers and tailors solutions to meet their needs.

Examples of engineering support include:

Preventative maintenance,
Inspection plans,
Car design / specifications,
Chemical engineering,
and customer-specific enhancements

AUTO CARRIER CONVERSION PROJECT

- GATX Engineering successfully converted older flatcars to auto carriers. Some of these flatcars were originally designed to carry over-the-road trailers and others were designed to carry standard containers (ISO containers). This was an extensive end-to-end engineering project that repositioned these cars into a more attractive market while also increasing their statutory lives from 50 years to 65 years.





INCREASED GROSS RAIL LOAD PROJECTS

- These projects entail structural modifications to increase the gross rail load for existing, low-capacity cars. Doing so allows these cars to haul heavier loads and improves their marketability and acceptance by shippers/customers.

40

GATX RAIL NORTH AMERICA: TECHNOLOGY FOCUS GATX continues to innovate for our customers. SHOP PORTAL . Provides repair instructions to maintenance network shops . Provides car and event-specific forms to assure that required inspection points and mandatory repair items are documented and addressed MyGATXRail.com . Provides real-time maintenance data and fleet-management capability to our customers 41

GATX RAIL NORTH AMERICA: LOCOMOTIVE LEASING GATX OWNS, MANAGES OR HAS AN INTEREST LOCOMOTIVE LEASE REVENUE IN MORE THAN 600 LOCOMOTIVES $39 $39 $39 $38 $35 $34 $32 $ $ MILLIONS 95% are four-axle locomotives leased to: . Regional and short-line railroads . Industrial users . Class I railroads 2012 2013 2014 2015 2016 2017 2018 As of 12/31/2018 42

RAIL INTERNATIONAL 43

INTERNATIONAL – EUROPEAN INDUSTRY SNAPSHOT . Lease rate volatility is lower RAILCAR OWNERSHIP INDUSTRY CAR TYPES (Based on approximately 705,000 railcars in relative to North American standard-gauge countries) market . Key segments continue to 9% demonstrate need to replace 29% aging equipment for 30% 15% regulatory reasons . Eastern European fleets include many older, smaller tank cars 70% 16% 31% . Increasingly difficult for smaller lessors to obtain financing and meet required regulatory standards in a 70% Other 30% Leasing Companies 29% Flat Wagons 15% Covered Wagons cost-effective manner 16% Tank Wagons 9% Other 31% Dry Bulk Wagons GATX management estimates as of 12/31/2018 44

EUROPE – TANK & FREIGHT INDUSTRY OWNERSHIP RAILCARS BY TYPE TANK CAR OWNERSHIP SHARE (Based on approximately 705,000 railcars in standard-gauge countries) 9% 25% 75% Lessor 25% Railroad & Privately 29% Owned 15% Based on approximately 113,000 tank cars 75% FREIGHT CAR OWNERSHIP SHARE 16% 31% 21% 21% Lessor 79% Railroad & Privately Owned 29% Flat Wagons 15% Covered Wagons 16% Tank Wagons 9% Other Based on approximately 592,000 freight cars 31% Dry Bulk Wagons 79% GATX management estimates as of 12/31/2018 45

EUROPE – LESSOR MARKET SHARE LESSOR OWNERSHIP SHARE TANK CAR LESSOR OWNERSHIP SHARE (Based on approximately 212,000 lessor-owned railcars) 25% GRE 16% 36% VTG 11% 2% 16% 25% 14% Ermewa 7% 7% Wascosa 2% Touax 5% 14% 16% Other Based on approximately 85,000 7% 36% lessor-owned tank cars 40% FREIGHT CAR LESSOR OWNERSHIP SHARE 21% 0% 2% 20% 2% GRE 40% VTG 11% GATX Rail 5% Touax 4% 40% 27% Ermewa Europe (GRE) 16% Other 7% Touax 7% 40% VTG 4% Wascosa 21% Ermewa 20% Other 7% Wascosa 27% Based on approximately 127,000 lessor-owned freight cars GATX management estimates as of 12/31/2018 46

GATX RAIL EUROPE (GRE) Key Attributes Diverse customer Operations in the portfolio major rail markets with strong credit profiles across Europe Broad range of value offerings: maintenance, training, engineering support, regulatory assistance and other services 47

GRE: DIVERSE CUSTOMER PORTFOLIO GRE’s newer and higher capacity fleet attracts top-tier customers. GRE HAS INVESTED MORE THAN $1 BILLION OVER TOP 20 CUSTOMER CREDIT RATING THE LAST 10 YEARS, RESULTING IN A NEWER AND HIGHER CAPACITY FLEET TO SERVE ITS CUSTOMERS . Today, the average remaining lease term for 25% GRE is 2 years; however, renewal success rates have been high – GRE’s top ten customers have done business with us for at least 15 years; our top 5 5% customers for over 25 years 70% 2005 2018 GRE Car Count 18,900 23,000+ GRE Average Fleet Age 24 18 70% Investment Grade (years) 5% Speculative (BB+ or lower) GRE Average Fleet Capacity 25% Private/Not Rated 1,337 1,963 (million m³) Top 20 customers based on 2018 revenue As of 12/31/2018 48

GRE: MAJOR RAIL MARKETS Nearly 73% of GRE’s revenue is generated in Germany, Poland, and Austria – strong rail freight transport economies GEOGRAPHIES SERVED FLEET STRUCTURE 3% 11% 10% 4% 36% Germany 4% 36% 26% Poland 14% 59% Liquid 11% Austria Petroleum Products 5% 5% Switzerland 17% LPG 59% 4% The Netherlands 14% Chemical 17% 11% 4% Czech Republic 10% Other 26% 3% Hungary 11% Other Based on 2018 GRE Revenues Approximately 23,000 railcars as of 12/31/2018 CAR TYPE COMMODITIES CARRIED Liquid Petroleum Products Light mineral oil (gasoline, jet fuel, diesel oils, light heating oils), Dark mineral oil (heavy heating oils, lubricating oils, coal tar, bitumen, asphalt), crude oil LPG Propane, Butane, Propylene, Butadiene, Light carbohydrate fractions, Cooling gas mixtures Chemical Liquid fertilizers, Acids (Hydrochloric, Sulphur, Phosphoric, etc.), Bases (Carbohydrates, Solutions, Soda lye, Sodium Hypochlorite, etc.), Aromatics (Benzene, Toluene, Xylenes, Phenol, etc.), Liquid sulphur, Hydrogen peroxide, Resins and glues, Solvents Freight/Powder Lime, Cement, Coal, Coke, Gravel, Sand, Silica sand 49

GRE: SERVICE OFFERINGS MAINTENANCE ENGINEERING ASSEMBLY SUPPORT MODERNIZATION . GRE’s goal is to ensure . Decades of . GRE’s own production . Comprehensive . With an average age maximum railcar engineering facility, combined customer service of 18 years, GRE has availability experience with extensive one of the youngest . Deep industry- modernization and most modern . Proven track record of . Project Development specific know-how expertise, guarantees railcar fleets in extremely high safety department can adapt combined with the highest standards Europe standards and technical special railcars in own understanding of in safety and quality expertise workshop to meet individual . Customer-specific exact customer needs . Tailored solutions transportation needs adaptations and . A network of owned additional workshops and . GRE controls the equipment can be certified contract entire process - from implemented in partners conceptual design to many railcar types construction through . GRE arranges for the to the delivery of new cleaning of tanks and and modernized railcars combined with railcars scheduled repairs to reduce downtime 50

GATX INDIA RAILCAR OWNERSHIP GATX’s GROWTH IN INDIA GATX OBTAINED THE (Based on approximately 290,000 railcars) FIRST-EVER WAGON LEASING LICENSE IN 2012 9% . GATX India Private Limited is $90 $7 the market leader in railcar leasing $80 $6 － Owns 2,000 car fleet of $70 container flat wagons, steel 91% $5 carrier wagons and $60 autocarriers － $50 $4 Actively seeks attractive Indian Railways Privately owned investment opportunities to grow and diversify the $40 $3 $ $ MILLIONS $ MILLIONS $ fleet INFRASTRUCTURE IN INDIA $30 － Recognized as a key rail $2 . India currently has more than industry stakeholder $20 41,800 route miles of railroad . Leverages GATX Rail North $1 track $10 America and GRE’s engineering, services, and fleet . Two dedicated freight corridors $0 $0 management expertise to are under construction at an 2012 2013 2014 2015 2016 2017 2018 generate competitive estimated combined cost of US advantages and premium $12.5B NBV (left axis) customer services Lease Income (right axis) As of 12/31/2018 51

GATX RUSSIA GATX STARTED DEVELOPING BUSINESS OPERATIONS IN RUSSIA IN 2013 . Russia has one of the largest privately- owned railcar fleets in the world . GATX Russia owns a small fleet of timber flatcars, gondolas, boxcars and tankcars . Less than $20 million of investment . Leverages GATX Rail North America and GRE’s core strengths and relationships to establish local competitive advantages 52

PORTFOLIO MANAGEMENT 53

AIRCRAFT SPARE ENGINE LEASING INDUSTRY OVERVIEW AIR TRAVEL 2X 2X 4.4% Growth Growth expected annual growth 1980 1995 2010 until 2035 AIRCRAFT GROWTH ENGINE GROWTH SPARE ENGINE GROWTH 37,000 75,000 7,900 new aircraft in new aircraft engines new aircraft spare engines with an the next 20 years estimated total value of approximately $130 billion PERCENT OF INDUSTRY’S SPARE ENGINES LEASED 50% GROWTH OF AIRCRAFT SPARE ENGINES 40% Demand and continued switching to spare engine leasing versus owning by airlines 10% 1% 1990 1998 2016 2020 (Forecast) Growth Estimates: RRPF management estimate as of 12/31/2018 54

AIRCRAFT SPARE ENGINE LEASING INDUSTRY OVERVIEW AIRCRAFT SPARE ENGINE OVERVIEW . Engines are very attractive and reliable leasing assets － Robust residual value characteristics － Retain value better over the long term compared to aircraft . Aircraft engines need regular scheduled maintenance (3-5 year intervals) which takes between 90 and 120 days － Correct level of spare engines are maintained to ensure the fleet remains operationally undisrupted － Spare engine ratio to engines installed on aircraft recommended by manufacturers ◻ 8-10% narrow body ◻ 10-15% wide body 55

RRPF AFFILIATES OVERVIEW The RRPF affiliates portfolio has committed future lease receipts of more than $2.9 billion. RRPF OVERVIEW RRPF ENGINE TYPES . GATX established its first partnership with Rolls-Royce 10% plc in 1998 5% . Total NBV of engines upon 31% RRPF establishment was $350 10% million; today the NBV is approximately $4.4 billion 11% . RRPF affiliates contribute meaningfully to GATX’s financial results 11% 22% . Lease aircraft spare engines to commercial airlines and Rolls- Royce plc 31% Trent XWB (A350) 10% V2500 (A320) 22% Trent 700 (A330) 5% Trent 800 (B777) － The largest Rolls-Royce 11% Trent 900 (A380) 10% Other aircraft spare engine 11% Trent 1000 (B787) portfolio in the industry, Based on NBV of approximately $4.4 billion; with 450+ engines 100% of RRPF’s portfolio as of 12/31/18 As of 12/31/2018 56

RRPF MARKET LEADERSHIP RRPF enjoys leading market position in each targeted asset type. RRPF MARKET POSITION (% OF SPARE ENGINES ON OPERATING LEASE) 100% 100% 100% 93% 85% 44% 27% 15% 7% 0% 0% 0% Trent 700 Trent 900 Trent 1000 Trent 7000 Trent XWB V2500 RRPF 2nd Largest Spare Engine Lessor of the Asset Type RRPF management estimates as of 1Q 2019 57

RRPF - GROWTH IN REVENUE & NET BOOK VALUE CAGRs of 15.6% and 14.4% for NBV and Total Annual Revenue, respectively, since 1998. 2018 NBV: $4,429M Rev: $433M $5,000 $500 $4,500 $450 $4,000 $400 $3,500 1998 $350 $3,000 $300 $2,500 NBV: $243M $250 NBV (MILLIONS) NBV Rev: $29M $2,000 $200 REVENUE (MILLIONS) REVENUE $1,500 $150 $1,000 $100 $500 $50 $0 $0 1999 2001 2003 2005 2007 2009 2011 2013 2015 2017 2018 NBV Total Annual Revenue As of 12/31/2018 58

AMERICAN STEAMSHIP COMPANY 59

GREAT LAKES INDUSTRY OVERVIEW US-FLAGGED DRY BULK CARGO CARRIAGE CAPACITY OF US-FLAG VESSEL OPERATORS 120 7% 100 7% 27% 80 12% 60 22% 25% 40 20 27% ASC 12% Grand River Navigation 25% Interlake Steamship Company 7% Central Marine Logistics 0 22% Great Lakes Fleet, Inc. 7% Other 2007 2009 2011 2014 2016 2018 US-flagged Net Tons Carried ASC Net Tons Carried Total annual industry capacity 97 million net tons SAILING SEASON GENERALLY RUNS FROM SHIPPING INDUSTRY ON THE GREAT LAKES IS LATE MARCH THROUGH MID-JANUARY MATURE WITH HIGH BARRIERS TO ENTRY . Weather conditions and water levels impact operating . US new-build vessel costs have risen sharply efficiencies, especially the starting and ending months of . Jones Act protects U.S.-flagged operators the season . Concentrated customer base Lake Carriers’ Association as of 1/31/2019 GATX/ASC management estimates as of 4/10/2019 60

ASC BUSINESS OVERVIEW BUSINESS FLEET CUSTOMER OVERVIEW OVERVIEW OVERVIEW . ASC provides . Fleet of 11 self- . ASC served 21 transportation of unloading vessels customers in dry bulk – No shore-side 2018 commodities assistance required . Top five across the Great – Operates 24-hours customers Lakes and St. a day, seven days a comprised 88% Lawrence week (March- of ASC’s total Seaway January) revenue in . ASC joined GATX . Fresh-water vessels 2018 in 1973 and has are long-lived . Excellent been in – ASC operates the customer operation over largest US-flagged relationships 100 years fleet . Innovative and . ASC operates . Composition of fleet solution driven with significant meets varying levels emphasis on of demand and safety and operational metrics environmental (Range in length from stewardship 635’ to 1,000’) As of 4/10/2019 61

ASC COMMODITIES CARRIED & INDUSTRIES SERVED COMMODITIES CARRIED BY ASC INDUSTRIES SERVED BY ASC 2% 4% 16% 12% 27% 27% 55% 57% 16% Limestone 55% Iron Ore 12% Construction 57% Steel 27% Coal 2% Other 27% Electric Utility 4% Other Based on 2018 ASC volume of 26.2 million net tons Based on 2018 ASC revenue IRON ORE accounts for the highest volume carried by US-flag Great Lakes vessels COAL is transported to power generating facilities along the Lakes LIMESTONE is used by the steel and construction industries 62

121 FINANCIAL YEARS OF HIGLIGHTS EXPERIENCE 63

GATX FINANCIAL HIGHLIGHTS EPS* $5.77 $5.37 $5.22 $4.48 $4.70 $3.50 $2.81 $2.01 $1.59 2010 2011 2012 2013 2014 2015 2016 2017 2018 ROE INVESTMENT VOLUME 18% 18% $1,031 $943 15% 14% $860 13% 13% $770 $715 11% $585 $615 $621 $603 9% 7% $ MILLIONS $ 2010 2011 2012 2013 2014 2015 2016 2017 2018 2010 2011 2012 2013 2014 2015 2016 2017 2018 *Graph displays Diluted EPS Diluted EPS & ROE exclude Tax Adjustments and Other Items. See Reconciliation of Non-GAAP Measures. 64

GATX IS WELL-POSITIONED WITH STRONG CASH FLOWS . GATX has nearly $3.4 billion in committed future lease receipts . Our strong operating cash flow provides tremendous capital allocation flexibility GATX COMMITTED FUTURE LEASE RECEIPTS OPERATING CASH FLOW & PORTFOLIO PROCEEDS (Continuing Operations) $956 $761 $224 $224 $482 $482 $234 $234 $166 $166 $ $ MILLIONS $563 $ MILLIONS $264 $264 $385 $385 $289 $289 $409 $156 $388 $247 $154 $154 $123 $123 $68 $68 $285 $84 $509 $509 $370 $370 $307 $307 $364 $364 $411 $411 $497 $497 $244 $244 $340 $340 $542 $542 $267 $267 $293 $293 $458 $629 $629 2006 2008 2010 2012 2014 2016 2018 Operating Cash Flow Portfolio Proceeds As of 12/31/2018 As of 12/31/2018 65

FINANCIAL HIGHLIGHTS: STRONG BALANCE SHEET GATX primarily issues unsecured debt (leaving assets largely unencumbered), manages leverage, and balances debt maturity schedules LEVERAGE & REDUCTION OF SECURED ASSETS FUTURE DEBT OBLIGATIONS $2,710 6.0x Sold aircraft leasing 50% business & reduced 45% 5.0x leverage and secured assets 40% 35% 4.0x Stable Leverage post-2006 30% 3.0x 25% 20% $ MILLIONS 2.0x 15% 10% 1.0x 5% $663 0.0x 0% $350 2002 2004 2006 2008 2010 2012 2014 2016 2018 $250 $250 $250 Recourse Debt/Equity % of Assets that are Secured 2019 2020 2021 2022 2023 Thereafter As of 12/31/2018 Total Recourse Debt = On-Balance Sheet Recourse Debt + Off-Balance Sheet Recourse Debt + Capital Lease Obligations + Commercial Paper and Bank Credit Facilities, Net of Unrestricted Cash As of 12/31/2018 66

FINANCIAL HIGHLIGHTS: STRONG BALANCE SHEET GATX has decreased borrowing costs and increased borrowing term. GATX issued $700 million of public unsecured debt in 2018 DECLINING COST OF DEBT & INCREASING BORROWING TERM 7.0% 10.0 9.0 6.0% 6.4% 9.2 8.9 8.0 5.0% 7.0 6.0 4.0% 4.0% 5.0 3.7% 3.0% 5.0 4.0 3.0 2.0% 3.3 2.0 1.0% 1.0 0.0% - 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 Effective Cost of Debt (left axis) Average Life in Years (right axis) As of 12/31/2018 67

RECONCILIATION 121 OF NON-GAAP YEARS OF EXPERIENCE MEASURES 68

RECONCILIATION OF NON-GAAP MEASURES – NET INCOME MEASURES

Net Income *(in millions)*	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
Net income (GAAP)	$ 81.4	$ 80.8	$ 110.8	$ 137.3	$ 169.3	$ 205.0	$ 205.3	$ 257.1	$ 502.0	$ 211.3
Adjustments attributable to consolidated pre-tax income:										
Cost attributable to the closure of a maintenance facility at Rail International	-	-	-	-	-	-	-	-	-	9.5
Railcar impairment at Rail North America	-	-	-	-	-	-	-	29.8	-	-
Net loss (gain) on wholly owned Portfolio Management marine investments	-	-	-	-	-	-	9.2	2.5	(1.8)	-
Residual sharing settlement at Portfolio Management	-	-	-	-	-	-	-	(49.1)	-	-
Early retirement program	-	-	-	-	-	-	9.0	-	-	-
Litigation recoveries	-	(6.5)	(3.2)	-	-	-	-	-	-	-
Leveraged lease adjustment	-	-	(5.5)	-	-	-	-	-	-	-
Total adjustments attributable to consolidated pre-tax income	$ -	$ (6.5)	$ (8.7)	$ -	$ -	$ -	$ 18.2	$ (16.8)	$ (1.8)	$ 9.5
Income taxes thereon, based on applicable effective tax rate	$ -	$ 2.4	$ 2.0	$ -	$ -	$ -	$ (6.9)	$ 7.2	$ 0.7	$ (3.1)
Other income tax adjustments attributable to consolidated income:										
Income tax rate changes	-	-	-	0.7	-	-	14.1	-	-	-
GATX income taxes on sale of AAE	-	-	-	-	23.2	-	-	-	-	-
Impact of the Tax Cuts and Jobs Act of 2017	-	-	-	-	-	-	-	-	(315.9)	(16.5)
Foreign tax credit utilization	(7.4)	-	-	(4.6)	(3.9)	-	-	(7.1)	-	(1.4)
Tax benefits upon close of tax audits	-	(9.5)	(4.8)	(15.5)	-	-	-	-	-	-
Total other income tax adjustments attributable to consolidated income	$ (7.4)	$ (9.5)	$ (4.8)	$ (19.4)	$ 19.3	$ -	$ 14.1	$ (7.1)	$ (315.9)	$ (17.9)
Adjustments attributable to affiliates' earnings, net of taxes:										
Net loss (gain) on Portfolio Management affiliate	-	-	-	-	-	-	11.9	(0.6)	-	-
Income tax rate changes	-	(1.9)	(4.1)	(4.6)	(7.6)	-	(7.7)	(3.9)	-	-
Pre-tax gain on sale of AAE	-	-	-	-	(9.3)	-	-	-	-	-
Interest rate swaps at AAE	20.7	9.3	(0.2)	20.5	(6.9)	-	-	-	-	-
Total adjustments attributable to affiliates' earnings, net of taxes	$ 20.7	$ 7.4	$ (4.3)	$ 15.9	$ (23.8)	$ -	$ 4.2	$ (4.5)	$ -	$ -
Net Income, excluding tax adjustments and other items (non-GAAP)	$ 94.7	$ 74.6	$ 95.0	$ 133.8	$ 164.8	$ 205.0	$ 234.9	$ 235.9	$ 185.0	$ 199.8

Earnings per Share	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
Diluted earnings per share (GAAP)	$ 1.70	$ 1.72	$ 2.35	$ 2.88	$ 3.59	$ 4.48	$ 4.69	$ 6.29	$ 12.75	$ 5.52
Diluted earnings per share, excluding tax adjustments and other items (non-GAAP)	$ 1.97	$ 1.59	$ 2.01	$ 2.81	$ 3.50	$ 4.48	$ 5.37	$ 5.77	$ 4.70	$ 5.22

69

RECONCILIATION OF NON-GAAP MEASURES – BALANCE SHEET MEASURES On- and Off-Balance Sheet Assets 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 Total assets (GAAP)$ 5,206.4 $ 5,442.4 $ 5,846.0 $ 6,044.7 $ 6,535.5 $ 6,919.9 $ 6,894.2 $ 7,105.4 $ 7,422.4 $ 7,616.7 Off-balance sheet assets: Rail North America 1,012.1 968.1 884.5 863.5 887.9 606.1 488.7 456.5 435.7 430.2 ASC - - - 21.0 16.5 11.7 6.8 2.6 - - Portfolio Management 4.0 3.4 2.6 - - - - - - - Total off-balance sheet assets$ 1,016.1 $ 971.5 $ 887.1 $ 884.5 $ 904.4 $ 617.8 $ 495.5 $ 459.1 $ 435.7 $ 430.2 Total assets, as adjusted (non-GAAP)$ 6,222.5 $ 6,413.9 $ 6,733.1 $ 6,929.2 $ 7,439.9 $ 7,537.7 $ 7,389.7 $ 7,564.5 $ 7,858.1 $ 8,046.9 70